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                                                                    EXHIBIT 23.3

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 to references to us under captions "Part I,
Item 1 and 2. Business and Properties - Natural Gas and Oil Reserves" in the Annual Report on Form 10-K of The Houston Exploration Company for the year ended December 31, 1998.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By:   /s/ Danny D. Simmons
                                           ---------------------------
                                           Danny D. Simmons
                                           Senior Vice President

Houston, Texas
May 18, 1999